UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28, 2023

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-39184	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

5956 Sherry Lane, Suite 650, Dallas, TX	75225
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250

(Registrant’s Telephone Number, Including Area Code)

14755 Preston Road, Suite 105, Dallas, TX 75254

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SWKH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).           Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 28, 2023, SWK Holdings Corporation (the “Company”) entered into a new Credit Agreement (the “Credit Agreement”), by and among the Company, SWK Funding LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“SWK Funding” and together with the Company, the “Borrower”), the lenders party thereto (each a “Lender” and collectively, the “Lenders”), and First Horizon Bank, as a Lender and Agent (the “Agent”). The Credit Agreement provides for a revolving credit facility (the “Revolving Credit Facility”) with an initial maximum principal amount of $45.0 million (the “Maximum Loan Amount”). The Credit Agreement provides that the Company may request one or more incremental increases to the Maximum Principal Amount by an aggregate amount not to exceed $80.0 million, subject to the consent (not to be unreasonably withheld or delayed) of the Agent and each Lender, and other customary conditions, at any time prior to the termination of the revolving credit period on June 28, 2026 (the “Commitment Termination Date”). The revolving credit period will be following by a one-year amortization period, with the final maturity date of the Revolving Credit Facility occurring on June 28, 2027 (the “Maturity Date”).

The Company’s obligations under the Credit Agreement are secured by substantially all of the assets of each Borrower. The outstanding principal balance of the Revolving Credit Facility will bear interest at a rate per annum equal to the sum of (i) Term SOFR (as defined in the Credit Agreement) plus (ii) 3.75% at all times prior to the Commitment Termination Date. The outstanding principal balance of the Revolving Credit Facility will bear interest at a rate per annum equal to the sum of (i) Term SOFR (as defined in the Credit Agreement) plus (ii) 4.25% at all times on and after the Commitment Termination Date. Under the terms of the Credit Agreement, all accrued and unpaid interest shall be due and payable, in arrears, on the first Business Day of each calendar month.

The proceeds of the Revolving Credit Facility drawn by Borrower from time to time will be used to fund the origination of future loan transactions, for general corporate purposes, and to provide general working capital for Borrower in accordance with the terms of the Credit Agreement.

The Credit Agreement contains customary affirmative and negative covenants, including limitations on mergers, consolidations and sales of assets, limitations on liens and sales and leasebacks, limitations on transactions with affiliates, limitations on investments and limitations on subsidiary indebtedness, as well as other customary terms and provisions. In addition, the Credit Agreement contains financial covenants specifying that, as of the end of each calendar month, (i) the consolidated leverage ratio of Borrower will not exceed 1.00 to 1.00, (ii) the consolidated interest coverage ratio of Borrower will not be less than 4.00 to 1.00, (iii) the cash collection rate in relation to Borrower’s portfolio of loan assets will not be less than 4.5%, for such calendar month, (iv) the net charge-off percentage in relation to Borrower’s portfolio of loan assets will not exceed 3% for such calendar month, and (v) the weighted average risk rating in relation to Borrower portfolio of loan assets will not be less than 3.00. In addition, the Credit Agreement provides that at no time shall the Company permit its consolidated tangible net worth to be less than $145.0 million, or its Liquidity (as defined in the Credit Agreement) to be less than $5.0 million. The Credit Agreement also contains events of default customary for such financings, the occurrence of which would permit the Agent and Lenders to accelerate the aggregate principal amount due thereunder. Such events of default include, without limitation, failure to pay principal, failure to pay interest and other amounts within two or more business days of the due date, any representation or warranty proves to have been incorrect in any material respect when made or deemed made, failure to comply with a covenant beyond any applicable grace period, default beyond the applicable grace period for payments on other borrowings and non-monetary defaults on other borrowings, certain events of bankruptcy or insolvency of the Company and its significant subsidiaries, and change of control events, among others.

The Credit Agreement refinances the Company’s Loan and Security Agreement dated as of June 29, 2018, as amended, between the Company and Cadence Bank, N.A. (“Cadence Bank”), as the lender and administrative agent (the “Existing Credit Agreement”), which was due to expire on September 30, 2025.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

As of June 21, 2023, the Company had no outstanding balance under the Existing Credit Agreement. In anticipation of closing of the Revolving Credit Facility, on June 28, 2023, the Company paid approximately $60,000 in interest and legal expenses, satisfying in full its obligations under the Existing Credit Agreement, and provided written notice of termination of the Existing Credit Agreement, effective as of June 28, 2023.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K, including Exhibit 10.1 hereto, is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1	Credit Agreement dated June 28, 2023 by and among the Company, SWK Funding LLC, the Lenders party thereto and First Horizon Bank as a Lender and Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document ).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SWK HOLDINGS CORPORATION

Date: June 30, 2023	By:	/s/ Joe D. Staggs
Joe D. Staggs
Chief Executive Officer